EX-99.Cert 13 (b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form N-CSR filed with the Securities and Exchange Commission for the period ended March 31, 2021, of NB Crossroads Private Markets Fund V (TI) Advisory LP (the “Fund”).

Each of the undersigned officers of the Fund hereby certified that, to the best of such officer’s knowledge:

(i)	The Registrant’s report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
(ii)	The information contained in the Registrant’s report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Fund.

June 7, 2021	/s/ James Bowden
Date	James Bowden
Chief Executive Officer and President
(Principal Executive Officer)

June 7, 2021	/s/ Mark Bonner
Date	Mark Bonner
Treasurer
(Principal Financial Officer)